Exhibit 10.13

FOURTH AMENDMENT TO LOAN AGREEMENT AND FIRST AMENDMENT TO

REVOLVING CREDIT LOAN NOTE

THIS FOURTH AMENDMENT TO LOAN AGREEMENT AND FIRST AMENDMENT TO REVOLVING CREDIT LOAN NOTE (this “Amendment”) is executed as of the 30 day of September, 2010 and made effective as of December 31, 2009 (the “Effective Date”), by and between FIFTH THIRD BANK, an Ohio banking corporation, successor by merger with FIFTH THIRD BANK, a Michigan banking corporation (“Lender”), having an address at 8000 Maryland Avenue, Suite 1400, St. Louis, Missouri 63105, and REG DANVILLE, LLC, a Delaware limited liability company, formerly known as BLACKHAWK BIOFUELS, LLC (“Borrower”), with its office at 416 S. Bell Ave., Ames, Iowa 50010.

Recitals

The following recitals are a material part of this Amendment:

A. Lender and Borrower are parties to that certain Loan Agreement dated as of May 9, 2008, as amended by that certain First Amendment to Loan Agreement dated December 23, 2008, as further amended by that certain Second Amendment to Loan Agreement dated November 25, 2009, and as further amended by that certain Third Amendment to Loan Agreement dated February 26, 2010 (as further amended, modified and/or restated from time to time, the “Loan Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Loan Agreement.

B. Lender has provided Loans to Borrower in the aggregate maximum principal amount of $29,650,000.00 pursuant to the Loan Agreement, which Loans are evidenced by (i) that certain Construction/Term Loan Note dated May 9, 2008 in the amount of $24,650,000.00 executed by Borrower in favor of Lender and (ii) that certain Revolving Credit Loan Note dated May 9, 2008 in the amount of $5,000,000.00 executed by Borrower in favor of Lender (“Line of Credit Note”).

C. Lender and Borrower hereby agree that the Loan Agreement and Revolving Credit Note are hereby amended under the terms and conditions contained herein.

Contractual Provisions

NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to Loan Agreement.

(a) From and after the Effective Date, the Revolving Credit Loan shall no longer be deemed a revolving line of credit, and amounts repaid under the Revolving Credit Loan may not be reborrowed. Notwithstanding anything in the Loan Agreement to the contrary, Borrower shall no longer have the right to request advances under the

Revolving Credit Loan, and Lender shall be under no further obligation to make advances under the Revolving Credit Loan. The aggregate outstanding principal balance of the Revolving Credit Loan shall be repaid in accordance with the terms of the Loan Agreement, as amended hereby.

(b) Section 1.1 of the Loan Agreement is hereby amended as follows:

(i) The definition of “Change of Control” is hereby added in its entirety as follows:

“Change of Control shall mean the occurrence of any of the following: (i) a sale of all or substantially all of the assets of Borrower; (ii) a merger or consolidation involving Borrower, excluding a merger or consolidation after which 50% or more of the outstanding voting equity interests of Borrower continue to be held by the same holders that held 50% of more of the outstanding voting equity interests of Borrower immediately before such merger or consolidation; or (iii) any issuance and/or acquisition of voting equity interests of Borrower that results in a person or entity holding 50% or more of the outstanding voting equity interests of Borrower, excluding any underwriter in any firmly underwritten offering and excluding any persons or entities that collectively held 50% of more of the outstanding voting equity interests of Borrower immediately before such issuance or acquisition.”

(ii) The definition of “Operation Documents” is hereby deleted in its entirety and replaced with the following:

“Operation Documents shall mean, collectively, the Management and Operational Services Agreement and the Services Agreement.”

(iii) The definition of “Revolving Credit Loan Termination Date” is hereby deleted in its entirety and replaced with the following:

“Revolving Credit Loan Termination Date shall mean November 30, 2010.”

(c) The following sentence is hereby added in its entirety to the end of Section 2.2(a) of the Loan Agreement as follows:

“Notwithstanding the foregoing, after December 31, 2009 Lender shall be under no further obligation to make any additional Revolving Credit Loans to Borrower under this Agreement, and after such date Borrower shall not be entitled to reborrow any amounts previously repaid pursuant to the terms of this Agreement.”

(d) Section 3.2(b) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(b) Revolving Credit Loans. The principal amount and accrued interest of the Revolving Credit Loan Note shall be due and payable on the dates and in the manner hereinafter set forth:

(i) Borrower shall make payments of accrued interest monthly on the first (1st) day of each calendar month for the immediately preceding month’s accrued interest (computed through the last calendar day of the preceding month), with the first of such payments commencing on the first (1st) day of the first month after the first Advance under the Revolving Credit Loan,

(ii) Borrower shall make a one-time payment of principal in the amount of $40,000 on or before September 30, 2010, and then Borrower shall make weekly payments of principal on each Wednesday of each calendar week thereafter in the amount of $20,000 per week with the first such payment due on October 6, 2010, and

(iii) On the Revolving Credit Loan Termination Date, the remaining outstanding principal balance and accrued interest on the Revolving Credit Loan Note shall be due and payable.”

(e) Section 3.4 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“3.4 Reserved.”

(f) Section 3.5(e) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(e) Reserved.”

(g) Section 7.48 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“7.48 Change of Control. Without the prior written consent of Lender, Borrower shall not take any action that would trigger a Change of Control.”

(h) Section 8.1(x) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(x)(i) If there shall occur any default or event of default by Borrower under any of the Operation Documents which default or event of default is not waived, or (ii) any termination of any such Operation Agreements without prior written consent by Lender.”

SECTION 2. Amendment to Line of Credit Note. The Line of Credit Note is hereby amended by reducing the amount of the Line of Credit Note from “$5,000,000.00” to “$190,000.00”. Therefore, any place where “$5,000,000.00” appears in the Line of Credit Note it shall be replaced with “$190,000.00”.

SECTION 3. Amendments to Loan Documents. The Loan Documents are hereby modified as necessary to reflect the amendments set forth in Sections 1 and 2 hereof.

SECTION 4. Amendment Fee. The Borrower hereby agrees to pay to Lender a non-refundable amendment fee in the aggregate amount of $15,000.00, which shall be deemed fully earned upon Lender’s receipt thereof and payable upon the execution of this Amendment.

SECTION 5. Consent to Cancellation of Oil Feedstock Supply Agreement and Oil Supply Cure Rights Agreement. The Lender hereby consents and agrees to Borrower’s cancellation of both the Oil Feedstock Supply Agreement and Oil Supply Cure Rights Agreement, and therefore all the Loan Documents, as applicable, are hereby revised to reflect such consent and cancellation.

SECTION 6. No Claims. Borrower acknowledges that there are no existing claims, defenses (personal or otherwise) or rights of set-off or recoupment whatsoever with respect to any of the Loan Documents. Borrower agrees that this Amendment in no way acts as a release or relinquishment of any liens in favor of the Lender securing payment of obligations and indebtedness between Borrower and Lender.

SECTION 7. References. All references in the Loan Agreement to “this Agreement” shall be deemed to refer to the Loan Agreement as amended hereby; and any and all references in the other Loan Documents to the Loan Agreement shall be deemed to refer to the Loan Agreement as amended hereby.

SECTION 8. Representations and Warranties. Borrower hereby represents and warrants to Lender as follows:

(a) The Recitals in this Amendment are true and correct in all respects.

(b) Borrower has the company power, and has been duly authorized by all requisite company action, to execute and deliver this Amendment and to perform its obligations hereunder and thereunder. This Amendment has been duly executed and delivered by Borrower.

(c) This Amendment is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting the rights of creditors and (ii) applicable laws and regulations and principles of equity which may restrict the enforcement of certain remedies or the availability of certain equitable remedies.

(d) Borrower’s execution, delivery and performance of this Amendment does not and will not (i) violate any law, rule, regulation or court order to which Borrower is subject; (ii) conflict with or result in a breach of Borrower’s Certificate of Formation or Operating Agreement or any agreement or instrument to which Borrower is party or by which Borrower or its properties is bound, or (iii) result in the creation or imposition of any lien, security interest or encumbrance on any property of Borrower, whether now owned or hereafter acquired, other than liens in favor of Lender.

(e) The obligation of Borrower to repay the Obligations, together with all interest accrued thereon, is absolute and unconditional, and there exists no right of set off or recoupment, counterclaim or defense of any nature whatsoever to payment of the Obligations.

SECTION 9. Effect and Construction of Amendment. Except as expressly provided herein, the Loan Documents shall remain in full force and effect in accordance with their respective terms, and this Amendment shall not be construed to:

(a) impair the validity, perfection or priority of any lien or security interest securing the Obligations; or

(b) waive or impair any rights, powers or remedies of Lender under the Loan Documents.

In the event of any inconsistency between the terms of this Amendment and the Loan Agreement or any of the Loan Documents, this Amendment shall govern. Borrower acknowledges that it has consulted with counsel and with such other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this Amendment. This Amendment shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Amendment or any part hereof to be drafted.

SECTION 10. Conditions Precedent to Effectiveness of Amendment. This Amendment shall not be effective until:

(a) Lender shall have received this Amendment duly executed along with both Consents of Guarantor attached hereof;

(b) Lender shall have received notification from the IFA that the IFA has agreed and consented, without reservation, to all the terms of this Amendment to the extent the IFA’s consent and agreement is required under the IFA Guaranty Documents;

(c) Lender shall have received payment of the fees and costs required herein and under the Loan Agreement; and

(d) Lender has received such other and further documents as Lender shall have reasonably requested prior to the date hereof, all in form and substance satisfactory to Lender and its counsel.

SECTION 11. Costs and Expenses. Borrower hereby reaffirms its agreement under the Loan Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Agreement, the Loan Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto.

SECTION 12. Miscellaneous.

(a) Borrower agrees to execute such other and further documents and instruments as Lender may reasonably request to implement the provisions of this Amendment and to perfect and protect the liens and security interests created by the Loan Agreement.

(b) This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, their respective successors and assigns. No other person or entity shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third-party beneficiary of this Amendment.

(c) The provisions of this Amendment are intended to be severable. If any provisions of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

(d) This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

(e) Any notices with respect to this Amendment shall be given in the manner provided for in the Loan Agreement.

(f) This Amendment shall be governed by and construed in accordance with the internal laws of the State of Missouri.

(g) All representations, warranties, covenants, agreements, undertakings, waivers and releases of Borrower contained herein shall survive until the Obligations are paid in full.

(h) Incorporation by Reference; Statement Required By Mo. Rev. Stat. Section 432.047. All of the terms, covenants and conditions of the Loan Documents are incorporated in, restated by, and made part of this Amendment by reference. Pursuant to Mo. Rev. Stat. Section 432.047, Lender hereby gives the following notice to Borrowers:

“Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable, regardless of the legal theory upon which it is based that is in any way related to the Loan Agreement. To protect you (borrower(s)) and us (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.”

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[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

BORROWER:		LENDER:

REG DANVILLE, LLC, a Delaware limited liability company, formerly known as Blackhawk Biofuels, LLC		FIFTH THIRD BANK, an Ohio banking corporation, successor by merger with FIFTH THIRD BANK, a Michigan banking corporation

By:	/s/ Daniel Oh	By:	/s/ Mary Ann Lemonds
	Daniel Oh, President		Mary Ann Lemonds, Vice President

CONSENT OF GUARANTOR

Renewable Energy Group, Inc., a Delaware corporation (“Guarantor”), has executed in favor of Fifth Third Bank, an Ohio banking corporation, successor by merger with Fifth Third Bank, a Michigan banking corporation (“Lender”), those certain Guaranties dated as of May 9, 2008 and November 25, 2009 (the “Guaranties”) in which Guarantor guaranteed certain obligations of Borrower to Lender. The undersigned Guarantor does hereby consent to the terms of this Amendment and does hereby ratify and reaffirm the Guaranties as amended as of the date hereof, and agrees that the Guaranties shall remain in full force and effect in accordance with its terms as amended hereby. The undersigned Guarantor further agrees that its consent to this Amendment is not required, and that the Lender’s obtaining such consent shall in no way imply any requirement for obtaining such a consent in similar circumstances in the future.

Date: September 30, 2010

RENEWABLE ENERGY GROUP, INC.

By:	/s/ Daniel J. Oh
Name:	Daniel J. Oh
Title:	President

CONSENT OF GUARANTOR

The Illinois Finance Authority (“Guarantor”), has executed in favor of Fifth Third Bank, an Ohio banking corporation, successor by merger with Fifth Third Bank, a Michigan banking corporation (“Lender”), that certain Guaranty dated May 9, 2008 (the “Guaranty”) in which Guarantor guaranteed certain obligations of Borrower to Lender. The undersigned Guarantor does hereby consent to the terms of the Loan Agreement as further amended by this Amendment and does hereby ratify and reaffirm the Guaranty as amended as of the date hereof, and agrees that the Guaranty shall remain in full force and effect in accordance with its terms as amended hereby.

Date: September 30, 2010

ILLINOIS FINANCE AUTHORITY

By:	/s/ Christopher B. Meister
Name:	Christopher B. Meister
Title:	Executive Director